Exhibit No. 4.1

NUMBER	SHARES
* ## *	* #### *

BUCKHEAD COMMUNITY BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

The shares represented by this certificate are non-voting shares except as provided by law or by the Articles of Incorporation of the issuer	Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.

THIS CERTIFIES THAT	[SHAREHOLDER’S NAME]

is the owner of	[NUMBER OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF

SERIES A PREFERRED STOCK, NO PAR VALUE, OF

BUCKHEAD COMMUNITY BANCORP, INC.

(hereinafter called the “Company”). The Company will furnish a description of the relative rights, preferences, and limitations of the Series A Preferred Stock, without charge, upon receipt of a written request. The shares represented by this certificate are transferable on the books of the Company by said owner or by his or her duly authorized attorney, upon the surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Date:	[DATE]
[SEAL]

Dawn Kinard			Marvin Cosgray
Chief Financial Officer			President & Chief Executive Officer

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS UNLESS BUCKHEAD COMMUNITY BANCORP, INC. DETERMINES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS. IN REACHING ITS DETERMINATION, BUCKHEAD COMMUNITY BANCORP, INC. MAY REQUIRE AN OPINION OF COUNSEL WHICH IS SATISFACTORY TO BUCKHEAD COMMUNITY BANCORP, INC.

For value received,                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the records of the within-named Company with full power of substitution in the premises.

(DATE)

(SIGNATURE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.)